Exhibit 99.1

Tarantella Contact: Lynn Schroeder Tarantella, Inc. 831-427-7399 lynnsc@tarantella.com	Tarantella Agency Contact: Melissa Hourigan InterActive Public Relations 720-872-8807 melissa_hourigan@ipri.com	New Moon Agency Contact: Kristine Boyden A&R Partners 650-762-2837 kboyden@arpartners.com

Tarantella, Inc. to Acquire New Moon Systems in Move to

Expand Market Share

Combination Challenges Citrix with Industry’s Most Complete Range of

Application Access Products

Santa Cruz, CA (May 29, 2003) – Tarantella, Inc. (Nasdaq: TTLAC), a leading supplier of secure application access software, today announced it has signed a definitive agreement to acquire New Moon Systems in a strategic move to expand Tarantella’s product line and market reach. The acquisition of New Moon’s Windows-based product line allows Tarantella to penetrate new markets, offer compelling new products to existing customers and capitalize on established channel relationships.

New Moon Systems, a privately held company headquartered in San Jose, CA, develops software to simply and cost-effectively manage and deploy Windows-based applications to end-user desktops in small- and medium-sized businesses, as well as enterprise departmental customers. New Moon’s Canaveral iQ product extends the capabilities of Microsoft’s Windows Terminal Services and answers the demand for a simple and intelligent means of centrally managing remote applications.

Tarantella’s flagship Enterprise 3 software runs on UNIX or Linux servers and enables access to UNIX, Linux, mainframe, AS/400 as well as Microsoft Terminal Server applications. Enterprise 3 software satisfies the scaling and security requirements of the largest, most complex global enterprise customers.

Tarantella to Acquire New Moon Systems

The combined company will offer the broadest range of secure and scaleable products for remote application access in the market and will address the needs of customers ranging from small companies to large enterprises and governmental agencies worldwide. Tarantella’s new offering will mount a formidable challenge to Citrix Systems and reshape the server-based computing industry.

“The strategic synergies of this transaction are clear: Tarantella and New Moon products both provide non-invasive approaches to access server based applications using industry standard protocols, ranging from Microsoft RDP to UNIX or Linux X-Windows,” said Doug Michels, CEO of Tarantella.

Michels continued, “Canaveral iQ’s simplicity and ease of installation and administration allow it to be effectively sold through channel partners for smaller projects. The combined company will offer solutions running on Windows Server platforms and UNIX or Linux platforms for access to virtually any application for any size deployment from small businesses to the largest enterprise.”

“New Moon and Tarantella share a vision of what businesses need when it comes to managing IT assets,” said Marc Lowe, CEO of New Moon Systems. “This acquisition offers New Moon’s valued channel partners the opportunity to expand their product offerings and customer base. Existing New Moon customers will benefit from Tarantella’s industry experience and the combined company’s expertise.”

Recently awarded Gold Certified Partner status by Microsoft, New Moon Systems is leading the market for simple, intelligent and cost-effective deployments of server-based Windows applications. Canaveral iQ provides the complete Windows Terminal Services functionality and is the logical choice for Microsoft-centric IT departments. The Canaveral iQ product will provide Tarantella with a channel-ready, remote access product focused at Windows-

Tarantella to Acquire New Moon Systems

centric environments. This month, New Moon Systems announced the availability of Canaveral iQ v2.0, which is optimized for the new Microsoft Windows Server 2003 platform.

Transaction Details

The transaction is expected to close no later than June 5, 2003. Under the terms of the definitive agreement, Tarantella will purchase all of the stock in New Moon Systems in exchange for 7,960,000 newly issued shares of Tarantella common stock. In addition, New Moon shareholders will receive a royalty on the acquired products over a period of three years. Tarantella guarantees that such royalties will equal a minimum of approximately $2 million. At close, the transaction is expected to add approximately $3 million to Tarantella’s cash position. Tarantella will incur some expenses in the form of termination cost and liquidation of certain liabilities, estimated to be in the range of $500,000 – $700,000, that will impact cash and impact operational performance during the quarter ending June 30, 2003.

Following the close of the transaction, Tarantella plans to execute a reverse stock split and issue one share for every five held by shareholders. The reverse split, already approved by the shareholders, will be effective on June 6th and will reduce the number of Tarantella shares outstanding to approximately 9,850,000.

Tarantella’s CFO Randall Bresee said, “This action will result in a number of outstanding shares more appropriate for a company of our size. It should also result in a share price that is attractive to a broader spectrum of investors. We believe the combined effect of this acquisition and the reverse split potentially allows us to meet the conditions for continued listing imposed by the Nasdaq Listing Panel.”

Bresee added, “The combined company break-even level will be approximately $5.4 million in quarterly revenue and we are working to achieve this level by the close of our fiscal year, September 30, 2003.”

Tarantella to Acquire New Moon Systems

Conference Call

Tarantella will hold a conference call for investors today at 1:45 p.m. PDT. The call may be accessed by dialing 913-981-5520 and it will also be broadcast live over the Internet. Interested parties can obtain access through the Tarantella website at

http://www.tarantella.com/investor or at www.streetevents.com. Please access the website at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software.

A replay of the call will be available via the web at http://www.tarantella.com/investor, beginning at approximately 4:45 p.m. PDT on May 29th. Also at that time, a phone replay will be available for approximately 14 days by calling 719-457-0820 and using the ID #608467.

For Tarantella Investors

This press release contains forward-looking statements, including statements relating to the agreement between Tarantella and New Moon, the anticipated closing of the transaction, the future market and revenue opportunities resulting from the transaction, the expected expansion of product development and offerings, the synergies to be achieved by the combined company, Tarantella’s stock continuing to trade on the Nasdaq SmallCap market, the ability of Tarantella to effect a reverse stock split and consummate the purchase of New Moon Systems, Inc., and the projected profitability date of the combined company, which are based on management’s current expectations that involve risks and uncertainties. Tarantella’s actual results may differ materially from the results contemplated by these forward-looking statements. Factors that may contribute to such a difference include, but are not limited to the fact that, despite the temporary extension, Tarantella may be unable to regain compliance with the Nasdaq’s requirements and Tarantella’s stock may still be subject to delisting, the proposed acquisition of New Moon Systems may not be consummated and other risks relating to Tarantella’s performance that are detailed from time to time

Tarantella to Acquire New Moon Systems

in Tarantella’s SEC filings, including form 10-Q and 10-K. Tarantella does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Tarantella, Inc.

Tarantella is a leading provider of secure, application access software that enables organizations to access information and applications across all platforms, networks and devices. Tarantella bridges the gaps between vendors, ensuring that customers have complete access to business-critical information. Using Tarantella’s software, customers realize the benefits of secure corporate data, maximized return on existing IT assets and improved productivity. The company markets its flagship product, Tarantella Enterprise 3, through key industry partnerships including Sun Microsystems, a direct sales force and a worldwide network of consultants and resellers. Tarantella is headquartered in Santa Cruz, California. For more information, please visit the Tarantella website at http://www.tarantella.com.

About New Moon Systems

Founded in 1995, New Moon Systems is a software company that enables enterprises and service providers to centrally deliver and manage their software assets across hundreds and thousands of user desktops. The New Moon Canaveral iQ application management platform is used to intelligently deploy and manage Windows applications across private and public networks. The company is located in San Jose, CA and can be reached at 408-296-8500 or http://www.newmoon.com.

NOTE: Tarantella, Tarantella Enterprise 3, and the Tarantella logo are trademarks or registered trademarks of Tarantella, Inc., in the USA and other countries. Java and all Java-based marks are trademarks or registered trademarks of Sun Microsystems, Inc. in the U.S. and other countries.

New Moon Systems, Canaveral iQ are trademarks of New Moon Systems, Inc. Microsoft is a registered trademark of Microsoft Corporation. ICA, MetaFrame and Citrix are trademarks of Citrix Systems.

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